As filed with the Securities and Exchange Commission on July 13, 2000
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                        EGAIN COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                     77-0466366
      (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)

            455 W. Maude Avenue                                 94086
               Sunnyvale, CA                                  (Zip Code)
           (Address of principal
            executive offices)

             Amended and Restated Inference Corporation 1993 Stock
          Option Plan, Inference Corporation 1998 Non-Management Stock
      Option Plan, Inference Corporation 1998 New Hire Stock Option Plan,
           Inference Corporation Charles W. Jepson Stock Option Plan,
         Inference Corporation Private Placement Stock Option Plan and
       Inference Corporation Fourth Amended and Restated Incentive Stock
                 Option Plan and Nonqualified Stock Option Plan

                                  Ashutosh Roy
                             Chief Executive Officer
                        eGain Communications Corporation
                               455 W. Maude Avenue
                           Sunnyvale, California 94086
                                 (408) 737-7400
                          (Name, address and telephone
                          number of agent for service)

                                          CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)    Price Per Share(3)     Offering Price           Fee
------------------------------------------------   ---------------  -------------------  --------------------  ---------------
Common Stock, par value $.001 per share: To be
issued under the Amended and Restated
Inference Corporation 1993 Stock Option Plan
assumed by eGain Communications Corporation           639,573              6.07               3,882,209            1,025
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share:  To
be issued under the Inference Corporation 1998
Non-Management Stock Option Plan assumed by
eGain Communications Corporation                      565,175              6.63               3,747,111             990
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share: To be
issued under the Inference Corporation 1998
New Hire Stock Option Plan assumed by eGain
Communications Corporation                             88,064              7.01                617,329              163
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share: To be
issued under the Inference Corporation Charles
W. Jepson Stock Option Plan assumed by eGain
Communications Corporation                            294,160              6.12               1,800,260             476
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share: To be
issued under the Inference Corporate Private
Placement Stock Option Plan assumed by eGain
Communications Corporation                             21,917              8.12                177,967               47
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share: To be
issued under the Inference Corporation Fourth
Amended and Restated Incentive Stock Option
Plan and Nonqualified Stock Option Plan
assumed by eGain Communications Corporation             636                3.40                 2,163                1
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                  N/A                N/A                   N/A               $2,702
==============================================================================================================================

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Amended and Restated Inference Corporation 1993 Stock Option Plan, Inference Corporation 1998 New Hire Stock Option Plan, Inference Corporation Charles W. Jepson Stock Option Plan, Inference Corporation Private Placement Stock Option Plan and Inference Corporation Fourth Amended and Restated Incentive Stock Option Plan and Nonqualified Stock Option Plan, the price is computed on the basis of the weighted average exercise price.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

ITEM 1. PROGRAM INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's prospectus dated September 23, 1999 and filed on September 23, 1999 pursuant to Rule 424(b) of the Securities Act and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year referred to in (a) above, covered by the Registration document.

         (c) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed September 3, 1999 pursuant to Section 12(g) of the Exchange Act.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Madison and Sutro LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners of Pillsbury Madison and Sutro LLP beneficially own an aggregate of 51,490 shares of eGain Communications Corporation common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

          o any breach of their duty of loyalty to the corporation or its stockholders;

          o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 17 of the Delaware General Corporation Law; or

          o any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers and may indemnify other officers and employees and other agents to the fullest extent permitted by law. Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

         Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in Registrant's certificate of incorporation and bylaws. These indemnification agreements require the Registrant to indemnify such director or officer (an "Indemnitee") to the fullest extent permitted by Delaware law, and to indemnify such Indemnitee against expenses and liabilities actually and reasonably incurred in connection with the investigation, defense, settlement or appeal of any proceeding to which such Indemnitee was or is threatened to be made a party. Pursuant to these indemnification agreements, the Registrant shall also advance to each Indemnitee expenses and costs associated with any above-referenced proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index, which list of exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 13th day of July, 2000.

                                      eGAIN COMMUNICATIONS CORPORATION



                                      By           /S/ ASHUTOSH ROY
                                         ---------------------------------------
                                                       Ashutosh Roy
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ashutosh Roy, Gunjan Sinha, William McGrath and Eric Smit, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     NAME                                            TITLE                               DATE



             /S/ ASHUTOSH ROY                    Chief Executive Officer and Director             July 13, 2000
-----------------------------------------        (Principal Executive Officer)
                 Ashutosh Roy



             /S/ GUNJAN SINHA                    President and Director                           July 13, 2000
-----------------------------------------
                 Gunjan Sinha

                                                        -5-


                     NAME                                            TITLE                               DATE


            /S/ HARPREET GREWAL                  Chief Financial Officer (Principal Financial     July 13, 2000
-----------------------------------------        Officer)
               Harpreet Grewal



             /S/ ERIC N. SMIT                    Vice President-Finance and Administration        July 13, 2000
-----------------------------------------        (Principal Accounting Officer)
                 Eric N. Smit



-----------------------------------------        Director                                         July __, 2000
              A. Michael Spence


            /S/ MARK A. WOLFSON
-----------------------------------------        Director                                         July 13, 2000
               Mark A. Wolfson

                                                        -6-

                                INDEX TO EXHIBITS

Exhibit
  No.                                        Description
-------             -----------------------------------------------------------

  4.1* Amended and Restated Inference Corporation 1993 Stock Option Plan assumed by eGain Communications Corporation

  4.2**             Inference Corporation 1998 Non-Management Stock Option Plan

  4.3***            Inference Corporation 1998 New Hire Stock Option Plan

  4.4****           Inference Corporation Charles W. Jepson Stock Option Plan

  4.5***            Inference Corporation Private Placement Stock Option Plan

  4.6***** Inference Corporation Fourth Amended and Restated Incentive Stock Option Plan and Nonqualified Stock Option Plan

  5.1               Opinion regarding legality of the securities being offered

 23.1               Consent of Ernst & Young LLP, Independent Auditors

 23.2               Consent of Pillsbury Madison & Sutro LLP (included in
                    Exhibit 5.1)

 24.1               Powers of Attorney (see page II-5).

----------

* Incorporated by reference to Exhibit 10.1 to Inference Corporation's Registration Statement on Form S-1, No. 333-92386 and to Exhibit 10.4 to Inference Corporation's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1999.

** Incorporated by reference to Exhibit 10.6 to Inference Corporation's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1999.

*** Incorporated by reference to Exhibit 10.7 from Inference Corporation's Registration Statement on Form S-8, No. 333-86471 filed on September 3, 1999.

**** Incorporated by reference to Exhibit 10.12 to Inference Corporation's Form 10-K for the fiscal year ended January 31, 1998.

***** Incorporated by reference to Exhibit 10.2 to Inference Corporation's Registration Statement on Form S-1, No. 333-92386.

                                      -7-